Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-49452 of Optical Communication Products, Inc. on Form S-8 of our report dated December 28, 2004, appearing in this Annual Report on Form 10-K of Optical Communication Products, Inc. for the year ended September 30, 2004.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Los Angeles, California
December 28, 2004